Exhibit 10.6

LINN ENERGY HOLDCO LLC
INCENTIVE INTEREST PLAN
Section 1. Purpose. The purpose of this Linn Energy Holdco LLC Incentive Interest Plan (the “Plan”) is to promote the interests of Linn Energy Holdco LLC (the “Company”) and its parent, affiliates and subsidiaries (collectively, the “Company Group”) by (a) attracting and retaining top talent; (b) increasing the interests of certain employees providing services to or for the benefit of the Company Group through participation in the growth in value of the Company Group; and (c) improving operations of the Company Group, in each case, through the issuance of Class B Units.
As consideration for the provision of certain services to the Company Group by the Participants (as defined below), the Company shall grant Class B Units (“Interests”) to Participants pursuant to the terms and conditions of the Plan and the applicable Award Agreement.
SECTION 2.     Definitions. Any capitalized term that is used but not otherwise defined in the Plan shall have the meaning assigned to such term in the LLC Agreement. The following terms shall have the meaning specified below:
(a)    “Award Agreement” means the written agreement by and between the Company and the Participant, documenting the issuance of Interests hereunder, which will be either in the form attached hereto as Exhibit A or in the form attached hereto as Exhibit B. In the event of any conflict between the terms of the Plan and the Award Agreement, the Plan shall govern, unless the Award Agreement expressly indicates otherwise.
(b)    “Bona Fide Agreements” has the meaning set forth in Section 7(d).
(c)    “Cause” has the meaning set forth in the applicable Participant’s Employment Agreement.
(d)    “Change of Control” has the meaning set forth in the Linn Energy, Inc. 2017 Omnibus Incentive Plan.
(e)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.
(f)    “Disability” has the meaning set forth in the applicable Participant’s Employment Agreement.
(g)    “Emergence Date” has the same meaning as “Effective Date” (as defined in that certain Amended Joint Chapter 11 Plan of Reorganization of LINN Energy LLC, and its Debtor Affiliates).
(h)    “Employment Agreement” means that certain Employment Agreement, by and between the applicable Participant and Linn Operating, LLC as in effect on the Emergence Date.
(i)    “Equity Value” means the sum of (i) (A) the Fair Market Value of 100% of the equity interests issued by the Company Group, if the Common Stock is not publicly traded on an established securities market, and (B) the aggregate value of 100% of the equity interests issued by the Company Group, based on the trailing 30-day weighted average price of the Common Stock and the implied value of the equity interests issued by the Company to the Participants, if the Common Stock is publicly traded on an established securities market, and (ii) all distributions made by Linn Energy, Inc. after the Emergence Date (with any non-cash distributions being valued at Fair Market Value).
(j)    “Fair Market Value” means, for purposes of the Plan, as of any date: (i) with respect to any security that is traded, listed or otherwise reported or quoted on a national securities exchange, the last sales price reported for such security on the applicable date on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted; or (ii) (A) with respect to any security that is not traded, listed or otherwise reported or quoted on a national securities exchange, or (B) with respect to any property that is not a security, the Plan Administrator shall determine in good faith the price at which the applicable security or other property would be sold by a willing buyer to a willing seller, neither acting under compulsion, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations and without applying any discounts for minority interest, illiquidity or other similar factors. If, within 30 days of the Participant’s receipt of the Repurchase Notice (as defined below), the Participant delivers to the Company a statement setting forth the Participant’s disagreement with the Fair Market Value determination and including the Participant’s proposed Fair Market Value (the “Dispute Notice”), then the Company and the Participant will, within 30 days of the Participant’s delivery of the Dispute Notice, engage a nationally recognized accounting firm experienced in the valuation of private companies that is mutually agreeable to the Participant and the Plan Administrator and independent of each of the parties (the “Auditor”), to resolve such dispute. For this purpose, an accounting firm shall be considered independent of each of the parties if, within the prior two-year period, the accounting firm has neither (x) provided any services to the Company or any of its Affiliates, nor (y) performed any substantial services for the Participant. The Company, the Plan Administrator and the Participant shall promptly provide the Auditor with any information requested by the Auditor as necessary or appropriate in resolving such dispute. The Auditor shall review such information and, within 30 days of its appointment, shall deliver its determination of Fair Market Value, which, absent a court’s finding of fraud or manifest error, shall be binding on the parties; provided, that the Auditor shall not be permitted or authorized to determine a Fair Market Value that is outside the range between the Fair Market Value proposed by the Plan Administrator and the Fair Market Value proposed by the Participant in the Dispute Notice. The fees and expenses of the Auditor shall be borne by (1) the Company, if the final Fair Market Value determined by the Auditor is greater than 107.5% of the Fair Market Value initially determined by the Plan Administrator, and (2) the Participant, if the final Fair Market Value determined by the Auditor is less than or equal to 107.5% of the Fair Market Value initially determined by the Plan Administrator.
(k)    “Good Reason” has the meaning set forth in the applicable Participant’s Employment Agreement.
(l)    “Interests” has the meaning set forth in Section 1.
(m)    “Issue Date” means the date on which an Interest is issued under the Plan pursuant to the applicable Award Agreement.

(n)    “LLC Agreement” means the Limited Liability Company Operating Agreement of Linn Energy Holdco LLC, dated as of February 28, 2017, as amended, modified or supplemented from time to time.
(o)    “Participant” means each individual granted Interests under the Plan pursuant to Section 5.
(p)    “Plan Administrator” means the Board of Directors of the Managing Member.
(q)    “Repurchase Closing” has the meaning set forth in Section 7(b).
(r)    “Repurchase Closing Date” has the meaning set forth in Section 7(c).
(s)    “Repurchase Notice” has the meaning set forth in Section 7(b).
(t)    “Repurchase Price” has the meaning set forth in Section 7(a).
(u)    “Termination” means, with respect to a Participant, a termination of the Participant’s employment with, or services to, the Company Group.
SECTION 3.     Administration.
(a)    The Plan shall be administered by the Plan Administrator, subject to any applicable limitations and restrictions set forth in the LLC Agreement. In addition to other express powers and authorizations conferred on the Plan Administrator by the Plan, the Plan Administrator shall have full power and authority, subject to any applicable limitations and restrictions set forth in the LLC Agreement, to: (i) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to the Plan; (ii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as the Plan Administrator shall deem appropriate for the proper administration of the Plan in accordance with its terms; (iii) amend or modify outstanding Interests, provided that if such amendment or modification adversely affects the rights of any Participant with respect to any such Interest, such amendment or modification shall require the express written consent of such Participant; and (iv) make any other determination and take any other action that the Plan Administrator deems necessary for the proper administration of the Plan in compliance with its terms, whether or not expressly set forth herein. The Plan Administrator must take all actions in good faith.
(b)    The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan or any Interest issued hereunder.
(c)    The Company shall indemnify and defend the Plan Administrator to the maximum extent permitted by law for all actions taken in good faith on behalf of the Company or the Company Group with respect to the Plan.
(d)    Notwithstanding anything set forth herein to the contrary, the Plan is subject to the restrictions and limitations set forth in the LLC Agreement.

SECTION 4.     Interests Available Under the Plan.
(a)    Interests Available. One hundred percent (100%) of the Class B Units authorized under the LLC Agreement shall be available for issuance under the Plan and will be granted as of, and immediately following, the Emergence Date, pursuant to the Participants’ respective Award Agreements. If any Interest issued under the Plan is forfeited, repurchased or reacquired by the Company pursuant to the Plan or the applicable Award Agreement, or if an Interest has expired, terminated or been cancelled for any reason whatsoever, then such Interest shall not again be available to be issued hereunder. If any Interest is converted pursuant to the LLC Agreement and Conversion Procedures, such Interest shall not again be available to be issued hereunder.
(b)    Description of Interests. The Participant shall be entitled to receive distributions, if any, with respect to the Participant’s Interests, pursuant to the terms and conditions of the LLC Agreement.
(i)    A Participant granted an Interest shall be a Member holding Class B Units, subject to and bound by all of the terms and conditions of the LLC Agreement.
(ii)    The Participant shall, no later than 30 days following the Issue Date of the applicable Interests, file an election to be taxed pursuant to Section 83(b)(1) of the Code with respect to such Interests.
SECTION 5.     Eligibility. The employees set forth on Exhibit C are the Participants who will receive Interests under the Plan.
SECTION 6.     Interests.
(a)    Issuance. The Plan Administrator shall issue, pursuant to the forms of Award Agreement attached as Exhibit A and Exhibit B, the number of Interests specified in Exhibit C to the Participants set forth on Exhibit C, provided that the applicable Participant is employed by the Company Group on the Emergence Date.
(b)    Vesting. Each Interest will vest as set forth in the applicable Award Agreement.
(c)    Conversion. Each Participant may elect to convert such Participant’s Interests pursuant to the terms and conditions of the Conversion Procedures. If such Interests are unvested at the time of conversion, the Linn Energy, Inc. common stock received upon conversion shall be subject to the same vesting conditions as applicable to the Interests, including any requirement that any applicable performance condition must be satisfied. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, a Participant must convert any Class B Units or any Class A-2 Units, as applicable, into Common Stock no later than (i) two years following a Termination of the Participant by the Company Group without Cause or by the Participant for Good Reason or due to the Participant’s death or disability or (ii) 180 days following a Termination for any other reason.
(d)    Additional Restrictions. In the event of a Change of Control, a similar corporate event or a change in capital structure, any Interests that vest or become payable as a result of or in connection with the applicable event or circumstances shall be subject to the same terms and conditions applicable to the proceeds realized by the Company, the Members of the Company, or the holders of Interests in connection therewith with respect to payment timing and any escrows, indemnities, payment contingencies or holdbacks.
SECTION 7.     Repurchase Rights. The following provisions shall apply to each Interest granted under the Plan:
(a)    Repurchase. Upon a Participant’s Termination, the Company shall have the right (but not the obligation) to repurchase all or any portion of the Participant’s vested, non-converted and non-forfeited Interests (the “Purchasable Units”) at a price equal to the Fair Market Value of the Interests to be repurchased, measured as of the date of the Repurchase Notice (as defined in Section 7(b)) (the “Repurchase Price”). The Company’s repurchase right pursuant to this Section 7 shall expire on the seven-month anniversary of the Participant’s date of Termination.
(b)    Repurchase Notice. In order to exercise its right pursuant to Section 7, the Company must deliver a written notice to the Participant (the “Repurchase Notice”), which Repurchase Notice shall set forth the number of Purchasable Units to be acquired, the Repurchase Price and the time and place for the closing of the repurchase contemplated by this Section 7 (the “Repurchase Closing”).
(c)    Repurchase Closing. The Repurchase Closing shall take place on the date designated by the Company in the Repurchase Notice, which date shall be on or before the thirtieth day following the date of the Repurchase Notice (the “Repurchase Closing Date”). On the Repurchase Closing Date, the Company must pay for the Purchasable Units to be purchased by it in cash, payable by, at the Company’s election, delivery of a cashier’s or bank check or a wire transfer of immediately available funds.
(d)    Liquidity Limitations. If payment of all or a portion of the Repurchase Price by the Company would violate applicable law or any bona fide third party credit agreements to which the Company is a party (the “Bona Fide Agreements”), the Company may pay such portion of the Repurchase Price as soon as practicable following the lapse of such prohibitions or restrictions, but in any event no later than the second anniversary of the original Repurchase Closing Date. If permitted by applicable law and the Bona Fide Agreements, the Company will issue an unsecured promissory note to the Participant in the event of any tolling under this Section 7(d), which promissory note will bear interest at the prime rate as published in the Wall Street Journal for the day immediately preceding the date of the issuance of the promissory note.
SECTION 8.        Amendment and Termination. The Plan Administrator may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time in its discretion, provided that a Participant’s express written consent to such action shall be required if the action, taking into account any related action, would adversely affect such Participant’s rights under the Plan with respect to any Interest previously granted to such Participant.
SECTION 9.     Changes in Capital Structure and Other Matters.
(a)    No Company Action Restriction. The existence of the Plan, any Award Agreement and/or the Interests granted hereunder shall not limit, affect or restrict in any way the right or power of the Members of the Company to make or authorize the following actions to the extent permitted by the LLC Agreement: (i) any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, (ii) any merger, consolidation or change in the ownership of the Company or any subsidiary, (iii) any sale or transfer of all or any part of the Company’s or any subsidiary’s assets or business, or (iv) any other corporate act or proceeding by the Company or any subsidiary.
(b)    Changes in Capital Structure. Interests awarded under the Plan and the maximum number of Interests set forth in Section 4(a) may be appropriately adjusted or substituted as set forth in the LLC Agreement.
SECTION 10.     General Provisions.
(a)    Nontransferability. No Interest will be transferable, except as permitted by the LLC Agreement. The Interests shall be subject to transfer restrictions as set forth in the LLC Agreement.
(b)    Acceleration of Vesting. The Plan Administrator shall have the power, in its discretion, to accelerate the time at which an Interest or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award Agreement stating the time at which it may vest.
(c)    No Rights to Interests; No Uniformity of Treatment. No Person shall have any claim to be issued any Interest, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Interests. The terms and conditions of Interests and the Plan Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
(d)    Certificates. All certificates, if any, evidencing Interests or other securities of the Company or any other entity delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Plan Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange upon which such securities are then listed, any applicable federal, state or foreign laws, the LLC Agreement or any investor rights agreement or other agreement affecting the Interests. The Plan Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding the foregoing, Interests may be uncertificated.
(e)    Delegation. Subject to the terms of the Plan and the provisions of the LLC Agreement, the provisions of any Award Agreement and applicable law, the Plan Administrator may delegate to one or more Persons, including any of the Company’s Members, or committees as may be formed, its authority under the Plan, including, without limitation, the authority, subject to such additional consistent terms and limitations as the Plan Administrator shall determine, to issue Interests to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Interests held by a Participant.
(f)    Taxes. By accepting an Interest, the Participant is agreeing to be solely responsible for any and all taxes imposed on the Participant by the Internal Revenue Service or other governmental authority by reason of the receipt, vesting, ownership, forfeiture or disposition of an Interest and allocation of taxable income relating to such Interest pursuant to and in accordance with the LLC Agreement. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Plan or from any compensation or other amount owing to the Participant from the Company, the amount of any applicable taxes, and to take such other action as may be necessary in the good faith opinion of the Company to satisfy all obligations for the payment of such taxes. Any amounts so withheld shall be treated as having been distributed or paid to the Participant under the Plan or the LLC Agreement. To the extent the Participant is required to pay any amount to the Company in respect of taxes, such amount shall not be treated as a “capital contribution” for any purpose.
(g)    Award Agreements; Automatic Issuance of Interests. Each Interest granted hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Interest and any rules applicable thereto, including but not limited to the effect on such Interest of the termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Plan Administrator.
(h)    No Right to Employment or Other Continued Service. The issuance of an Interest shall not be construed as giving any Participant the right to be retained in the employ of, or in any consulting or other service relationship with any entity within the Company Group. Further, nothing in the Plan or any instrument executed or Interest issued pursuant hereto shall affect the right of any entity within the Company Group to terminate the employment of a Participant pursuant to the terms of the Participant’s Employment Agreement.
(i)    Rights as a Member Holding Class B Units. Subject to the provisions of the applicable Award Agreement, a Participant or holder or beneficiary of any Interest shall have rights as a Member holding Class B Units as provided in the LLC Agreement.
(j)    Governing Law; Venue; Waiver of Jury Trial. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the law of the State of Texas.
(k)    Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Interest, or would disqualify the Plan or any Interest under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to the applicable laws to the extent necessary to so conform and give maximum effect to such provision, or if it cannot be construed or deemed amended without, in the determination of the Plan Administrator, materially altering the intent of the Plan or the Interest, such provision shall be stricken as to such jurisdiction, Person or Interest and the remainder of the Plan shall remain in full force and effect.
(l)    Unfunded Plan. The Plan is intended to be an unfunded plan. A Participant granted Interests is and shall at all times be a Member holding Class B Units of the Company with respect to such Interests and shall be subject to the terms of the LLC Agreement and any other applicable agreements, and except as expressly provided therein, shall have no claim on any specific assets of the Company or any other entity within the Company Group.
(m)    No Liability. No Member of the Company, the Plan Administrator, the Managing Member, or any of the Company’s respective subsidiaries or affiliates which is in existence or hereafter comes into existence shall be liable to the Participant or any other Person as to: (i) the non-issuance or sale of Interests as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Interests hereunder or (ii) any tax consequence expected, but not realized, by any Participant or other Person due to the receipt, repurchase, vesting, ownership, forfeiture or disposition or any other transaction involving, any Interests issued hereunder.
(n)    Non-Exclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Managing Member or the Company Group to adopt such other incentive arrangements as any of them may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.
(o)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. When a reference is made in the Plan to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to the Plan unless otherwise indicated.
(p)    Effective Date. The Plan shall be effective as of the Emergence Date.
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